Exhibit 99.2

Case: 1:24-cv-03778 Document #: 84 Filed: 09/24/24 Page 1 of 2 PageID #:6270

ILND 450 (Rev. 10/13) Judgment in a Civil Action

IN THE UNITED STATES DISTRICT COURT

FOR THE

NORTHERN DISTRICT OF ILLINOIS

UpHealth Holdings, Inc. Petitioner(s), v. Glocal Healthcare Systems Private Limited et al, Respondent(s).	Case No. 24 cv 3778 Judge Sharon Johnson Coleman

JUDGMENT IN A CIVIL CASE

Judgment is hereby entered (check appropriate box):

☐	in favor of plaintiff(s)

and against defendant(s)

in the amount of $  ,

which	☐ includes	pre–judgment interest.
☐ does not include pre–judgment interest.

Post-judgment interest accrues on that amount at the rate provided by law from the date of this judgment.

Plaintiff(s) shall recover costs from defendant(s).

☐	in favor of defendant(s)

and against plaintiff(s).

Defendant(s) shall recover costs from plaintiff(s).

☒ other: The Court grants in part and denies in part UpHealth’s Petition to Confirm Foreign Arbitral Award [1], grants Respondent Damodaran’s Motion to Vacate [47], and denies the Glocal Respondents’ Motion to Vacate [49]. The Court confirms the Award as to Glocal Healthcare Systems Private Limited, Dr. Syed Sabahat Azim, Richa Sana Azim, Gautam Chowdhury, and Kimberlite Social Infra Private Limited. The Court vacates the Award as to Meleveetil Damodaran only on the issues identified in this Opinion and remands to the Tribunal for further proceedings consistent with this Opinion.

This action was (check one):

☐	tried by a jury with Judge presiding, and the jury has rendered a verdict.
☐	tried by Judge without a jury and the above decision was reached.
☒	decided by Judge Sharon Johnson Coleman on a petition to confirm foreign arbitration award and motions to vacate.

Case: 1:24-cv-03778 Document #: 84 Filed: 09/24/24 Page 2 of 2 PageID #:6271

ILND 450 (Rev. 10/13) Judgment in a Civil Action

Date: 9/24/2024	Thomas G. Bruton, Clerk of Court Yvette Montanez, Deputy Clerk